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                            ALANCO TECHNOLOGIES, INC.
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FOR IMMEDIATE RELEASE                   CONTACT:      Alanco Investor Relations
                                                      (480) 607-1010
                                                      Web:  www.alanco.com

                             ALANCO ANNOUNCES MAY 14
                          SPECIAL SHAREHOLDERS MEETING
                           TO APPROVE TSI ACQUISITION

(Scottsdale, AZ - April 24, 2002) - ALANCO TECHNOLOGIES, INC. (NASDAQ: ALAN) announced today that a special shareholders meeting will be held on Tuesday, May 14, 2002, to approve the Company's pending acquisition of Technology Systems International, Inc. (TSI), a privately-held wireless RF (radio frequency) tracking technology developer.

The Preliminary Proxy Statement required for this special meeting was selected for review by the United States Securities and Exchange Commission (SEC) in February. The Definitive Proxy Statement was filed on April 22 following completion of the SEC review and has been mailed to shareholders of record date March 18, 2002. Shareholders will vote on several proposals related to the TSI acquisition, including the authorization of the creation of a Class B common stock with limited voting rights, the issuance of common stock in connection with the acquisition of TSI, and the issuance of Series B Convertible Preferred Stock.

Technology Systems International, Inc. (TSI) has developed a state-of-the-art wireless RF (radio frequency) identification, locating and tracking technology featuring proprietary software and patented hardware components, marketed as the TSI PRISM(TM) tracking system. The unique TSI PRISM system is utilized for area security management and personnel monitoring with present commercial focus on the corrections industry, where the system provides continuous, real-time prison inmate and officer identification and tracking capabilities indoors and out. TSI PRISM delivers unparalleled staff safety and facility security; significantly reduces inmate violence; and provides the correctional industry with data mining capabilities and operational cost reductions which have not been previously available or economically feasible. The primary TSI PRISM corrections target market comprises approximately 1,400 minimum and medium security State, Federal and private prison facilities with over 500 inmates each, which represents a $1.5 billion market opportunity.

Alanco Technologies, Inc., headquartered in Scottsdale, Arizona, is a publicly owned company focused on high-growth information technology markets. Technology Systems International, Inc., pending May 14, 2002 shareholder approval, will operate as a wholly-owned subsidiary of Alanco. Other Alanco Technologies companies include Network Attached Storage (NAS) provider, Excel/Meridian Data, Inc., and Arraid, Inc., a provider of storage upgrade solutions for legacy computer systems. Alanco's common stock is traded on the NASDAQ stock market under the symbol ALAN.

Except for historical information, the statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are subject to, and are qualified by, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to, reduced demand for information technology equipment; competitive pricing and difficulty managing product costs; development of new technologies which make the Company's products obsolete; rapid industry changes; failure of an acquired business to further the Company's strategies; the ability to maintain satisfactory relationships with lenders and to remain in compliance with financial loan covenants and other requirements under current banking agreements; and the ability to secure and maintain key contracts and relationships.
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